Exhibit 10

Amendment to the
First Midwest Bancorp, Inc.
Non-Employee Directors' 1997 Stock Option Plan
(As Amended and Restated February 16, 2000)

The First Midwest Bancorp, Inc. Non-Employee Directors' 1997 Stock Option Plan is hereby further amended by:

    Adding a new paragraph 2.1(k) to read:

(k) "Retirement" means termination of the Non-Employee Director's Board membership upon the expiration of the Non-Employee Director's term of office (unless such Non-Employee Director has been or is then elected for another term of office), or upon such other circumstances as the Board may in its discretion determine to constitute "Retirement".

2. By amending Section 5.5 in its entirety to read:

Vesting and Duration of Options. Each Director Option shall vest and become exercisable in full upon the first to occur of (a) (i) the expiration of one year after the Grant Date with respect to the Director Options described in Section 5.1(a), or (ii) six months after the Grant Date with respect to any other Director Options, unless prior thereto the Non-Employee Director has ceased to be a director for any reason other than death or disability or Retirement, (b) the death, disability or Retirement of the Non-Employee Director; or (c) a Change in Control (as provided in Section 6.1 hereof). Once vested, Director Options shall expire upon the first to occur of the date which is (y) three years following termination of the Non-employee director's Board membership for any reason other than death; or (z) one year following the date of the Non-employee director's death; provided, however, in no event may any Director Option be exercised beyond the tenth anniversary of its Grant Date, or such shorter period which may be set forth in the Director Option agreement.

* * * *

The foregoing Amendment to the Non-Employee Directors' 1997 Stock Option Plan, As Amended and Restated Effective February 16, 2000, was duly adopted and approved by the Board of Directors of the Company on May 20, 2003, and shall be effective as of May 20, 2003.

/s/ STEVEN H. SHAPIRO
Steven H. Shapiro, Secretary